UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2006
DELMARVA POWER & LIGHT COMPANY (Exact name of registrant as specified in its charter)
Delaware and Virginia (State or other jurisdiction of incorporation)	001-01405 (Commission File Number)	51-0084283 (IRS Employer Identification No.)
800 King Street, P.O. Box 231, Wilmington, DE (Address of principal executive offices)		19899 (Zip Code)
Registrant's telephone number, including area code (202) 872-3526
Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Delmarva Power & Light Company Form 8-K
Item 8.01	Other Events.
Maryland Standard Offer Service

          Delmarva Power & Light Company ("DPL"), a subsidiary of Pepco Holdings, Inc., is the provider of Standard Offer Service ("SOS") at market rates to its Maryland delivery customers who do not choose another electricity supplier. The electricity required by DPL to supply SOS is obtained under contracts entered into pursuant to a competitive bidding process. Based upon the bids received for the June 1, 2006, through May 31, 2007 period, which have been accepted by DPL and approved by the Maryland Public Service Commission ("MPSC"), the new SOS rates scheduled to take effect on June 1, 2006 will be significantly higher for all customer classes of DPL, including an average increase of 35% for residential customers.

          On April 21, 2006, the MPSC approved a settlement agreement among DPL, the staff of the MPSC and the Maryland Office of People's Counsel which provides for a rate mitigation plan for DPL's residential customers. Under the plan, the full increase for DPL's residential customers who affirmatively elect to participate will be phased-in in increments of 15% on June 1, 2006, 15.7% on March 1, 2007 and the remainder on June 1, 2007. Customers electing to participate in the rate deferral plan will be required to pay the deferred amounts over an 18-month period beginning June 1, 2007. DPL will accrue the interest cost to fund the deferral program as part of the deferred balance. The interest cost will not be charged to customers, and instead will be absorbed by DPL, during the period that the deferred balance is accumulated and collected from customers, through an offset from margins that DPL otherwise would earn for providing SOS to residential customers. Below is a table showing the estimated maximum Maryland deferral balances for DPL, net of taxes, and the estimated total interest expense, net of taxes, at various levels of assumed customer participation based on a projected interest cost of 5% accrued over the combined 30-month deferral and recovery period. While DPL cannot determine the final customer participation rate at this time, it expects that the participation rate will be below 100%.

Customer Participation Rate	Estimated Maximum Deferral Balance, Net of Taxes (millions)	Estimated Total Interest Expense, Net of Taxes (millions)
100%	$22	$1
75%	$16	$1
50%	$11	$-
25%	$ 5	$-
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Delmarva Power & Light Company Form 8-K
Delaware Standard Offer Service

          As more fully described in DPL's Form 8-K, dated April 7, 2006, Delaware has enacted legislation that provides for a phase-in of SOS rate increases to assist DPL's residential and small commercial customers in adjusting to the impact of rising energy prices. The program is an "opt-out" program where a customer can choose not to participate. On April 17, 2006, DPL filed with the Delaware Public Service Commission tariffs implementing the legislation. On April 21, 2006, DPL filed revised tariffs reflecting DPL's agreement not to charge customers with interest on deferred balances. Below is a table showing the estimated maximum Delaware deferral balance, net of taxes, and the estimated total interest expense, net of taxes, at various levels of assumed customer participation, based on a projected interest cost of 5% accrued over the combined 37-month deferral and recovery period. While DPL cannot determine the respective final customer participation rate at this time, it expects that the participation rate will be below 100%.

Customer Participation Rate	Estimated Maximum Deferral Balance, Net of Taxes (millions)	Estimated Total Interest Expense, Net of Taxes (millions)
100%	$65	$4
75%	$49	$3
50%	$32	$2
25%	$16	$1
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DELMARVA POWER & LIGHT COMPANY (Registrant)
Date April 25, 2006	/s/ JOSEPH M. RIGBY Name: Joseph M. Rigby Title: Senior Vice President and Chief Financial Officer
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